EXHIBIT 23.1


          Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-105396) and related Prospectus of Ashland Inc. (formerly New EXM Inc.) for the registration of 876,310 shares of its common stock of our report dated November 3, 2004, with respect to the consolidated financial statements and schedule of Ashland Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cincinnati, Ohio
August 8, 2005